Exhibit 4.3-A

                              CERTIFICATE OF TRUST
                                       OF
                        MISSISSIPPI POWER CAPITAL TRUST I


     THIS  CERTIFICATE  OF  TRUST  of  Mississippi  Power  Capital  Trust I (the
"Trust"), dated January 24, 1997, is being duly executed and filed by the undersigned, as trustee of the Trust, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

     1. Name. The name of the business trust being formed hereby is Mississippi Power Capital Trust I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Bankers Trust (Delaware), 1001 Jefferson Street, Suite 550, Wilmington, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective as of its filing.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                            BANKERS TRUST (DELAWARE),
                            as Delaware Trustee


                            By:      /s/ M. Lisa Wilkins
                                     Name:    M. Lisa Wilkins
                                     Title:   Assistant Secretary